Exhibit 10.1

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

Form of Promissory Note (the “Note”)

Face Amount: $	[Date]
Jupiter, Florida

FOR VALUE RECEIVED, the undersigned TRANSPORTATION AND LOGISTICS SYSTEMS, INC., a Nevada corporation (the “Borrower”), promises to pay to the order of [_______], its successors or assigns (the “Lender”), [______](the “Face Amount”) by the 6 month anniversary of the date hereof (the “Maturity Date”), together with simple interest on the principal amount outstanding from time to time at the interest rate of 10% per annum, calculated on the basis of actual days elapsed and a 365-day year (the “Interest Rate”), as provided herein or on such earlier date as this Note is required or permitted to be repaid as provided hereunder.

Section 1. Maturity; Interest. The Face Amount, together with accrued interest thereupon, shall become due and payable and shall be repaid in cash in a single installment at the Maturity Date; provided, that this Note may be prepaid in whole or in part at any time and from time-to-time upon three (3) prior business days’ written notice, without penalty.

Section 2. Repayment. Repayment of the Note may occur as follows: (a) at the Maturity Date or (b) at such time as the Borrower and the Lender may agree to effect repayment. So long as no Event of Default has occurred, such repayment shall satisfy Borrower’s obligations pursuant to this Note in full and this Note shall be of no further force and effect. This Note is not a convertible instrument and has no contractual rights to convert into equity or any other securities of the Borrower.

Section 3. Transferability. This Note and any of the rights granted hereunder are freely transferable or assignable by the Lender, in whole or in part, in its sole discretion; provided, Lender shall have provided prior written notice to the Borrower.

Section 4. Event of Default.

(a) In the event that any one of the following events shall occur (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body), it shall be deemed an Event of Default:

(i) Any default in the payment of the principal of, interest on or other charges in respect of this Note, or any other note issued by the Borrower for the benefit of the Lender or any other creditor, as and when the same shall become due and payable;

(ii) Borrower shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Note or any other agreement between the Borrower and the Lender or any other creditor;

(iii) There shall be a breach of any of the representations and warranties set forth in this Note or any transaction document executed contemporaneously herewith, including without limitation, the Borrower’s express representation that the purpose of this Note is to fund the Borrower’s direct costs to its auditor to enable such auditor to complete its review of the Company’s quarterly securities filings, payment to financial printers for Edgar filings, payment to the Company’s transfer agent, and accounting; or

(iv) Borrower, shall commence, or there shall be commenced against Borrower any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or there is commenced against Borrower any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty (60) days; or Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days; or Borrower makes a general assignment for the benefit of creditors; or Borrower shall fail to pay or shall state that it is unable to pay or shall be liable to pay, its debts as they become due or by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Borrower for the purpose of effecting any of the foregoing.

(b) Upon the occurrence of an Event of Default, the Lender shall give the Borrower notice of such occurrence, at which time the Borrower shall have five (5) business days from receipt of such notice to pay the outstanding amount of the Note in full. In the event that full payment is not made upon the expiry of a thirty (30) day period, a default penalty equal to 5.0% in excess of the Interest Rate hereunder of the Face Amount per month during the period of Default (the “Default Penalty”) shall apply to the entire amount of the Note outstanding, including any accrued but unpaid interest. The Lender may then, at its sole discretion, declare the entire then-outstanding Face Amount of this Note and any accrued but unpaid interest due hereunder immediately due and payable (a “Default Declaration”), in which event the Lender may, at its sole discretion, take any action it deems necessary to recover amounts due under this Note.

(c) Upon the occurrence of an Event of Default, the Lender shall be entitled to receive, in addition to the Face Amount of the Note and any accrued but unpaid interest due hereunder, all of Lender’s costs, fees (including without limitation, reasonable attorney’s fees and disbursements), and expenses relating to collection and enforcement Note, including all costs and expenses incurred by it in enforcing its rights under the Note and any transaction documents entered into contemporaneously herewith.

(d) The failure of the Lender to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or of any other right in that or any subsequent instance with respect to the Lender or any subsequent holder. BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION. BORROWER FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS OF THIS NOTE. BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF RAMIFICATION THIS WAIVER WITH ITS ATTORNEYS. The Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. The remedies available to the Lender upon the occurrence of an Event of Default shall be cumulative. This Note is intended to be a negotiable instrument in accordance with Section 3-104 of the Uniform Commercial Code.

Section 5. Notices. Any and all notices, service of process or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Note shall be deemed to have been duly given or made for all purposes when hand delivered or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or courier as follows:

If to the Lender, at:

[Address]

Attention:

E-mail:

Or such other address as may be given to the Borrower from time to time

If to Borrower, at:

5500 Military Trail Ste 22-357

Jupiter, FL 33458

Attention: Sebastian Giordano

Email: sebastian.giordano@tlss-inc.com

Or such other address as may be given to the Lender from time to time

Section 6. Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law. If at any time the performance of any provision of this Note or of any other agreement or instrument entered into in connection with this Note involves a payment exceeding the limit of the interest that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Borrower and the Lender that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth herein or therein or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provision of this Section 6 shall never be superseded or waived and shall control every other provision of this Note and all other agreements and instruments between the Borrower and the Lender entered into in connection with this Note. To the extent permitted by applicable law, Borrower waives any right to assert the defense of usury.

Section 7. Governing Law; Waiver of Jury Trial. This Note and the provisions hereof are to be construed according to and are governed by the laws of the State of Nevada, without regard to principles of conflicts of laws thereof. Borrower agrees that the state and federal courts sitting in Clark County, Nevada shall have exclusive jurisdiction in connection with any dispute concerning or arising out of this Note or otherwise relating to the parties’ relationship. In any action, lawsuit or proceeding brought to enforce or interpret the provisions of this Note and/or arising out of or relating to any dispute between the parties, the Lender shall be entitled to recover all of its costs and expenses relating collection and enforcement of this Note (including without limitation, reasonable attorney’s fees and disbursements) in addition to any other relief to which the Lender may be entitled and all costs of collection, including any legal fees associated with this Note will be paid by the Borrower. Each party agrees that any process or notice to be served or delivered in connection with any action, lawsuit or proceeding brought hereunder may be accomplished in accordance with the notice provisions set forth above or as otherwise provided by applicable law. BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS NOTE.

Section 8. Successors and Assigns. Subject to applicable laws, this Note and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of Borrower and the successors and assigns of the Lender.

Section 9. Amendment. This Note may be modified or amended or the provisions hereof waived only with the written consent of the Lender.

Section 10. Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Note.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be duly executed by its authorized officer and/or such individual borrower as of the date first above indicated.

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:
Name:	Sebastian Giordano
Title:	CEO

SCHEDULE TO EXHIBIT 10.1

The following table describes Promissory Notes between Transportation and Logistics Systems, Inc. (“TLSS”) and the investors listed below, the forms of which are substantially identical in all material respects to the representative Promissory Note filed herewith, except as set forth below, and are dated as of the respective dates listed below. The other Promissory Notes are omitted pursuant to Instruction 2 to Item 601 of Regulation S-K.

Name of Investor	Date of Agreement	Principal Amount	Maturity Date
Mercer Street Global Opportunity Fund	8/12/2024	$75,000	8/12/2025
Cavalry Fund I LP	8/12/2024	$75,000	8/12/2025
Mercer Street Global Opportunity Fund	10/9/2024	$50,000	8/12/2025
Cavalry Fund I LP	10/9/2024	$50,000	8/12/2025
Cavalry Fund I LP	11/22/2024	$50,000	8/12/2025
Mercer Street Global Opportunity Fund	1/21/2025	$50,000	7/21/2025
C/M Capital Master Fund, LP	3/10/2025	$100,000	9/10/2025
C/M Capital Master Fund, LP	3/25/2025	$75,000	9/25/2025
C/M Capital Master Fund, LP	5/1/2025	$50,000	11/1/2025